UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2013

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2013, the board of directors of A.P. Pharma, Inc. (the “Company”) appointed Brian G. Drazba as Chief Financial Officer (“CFO”) and to serve as an executive officer of the Company. Effective as of November 15, 2013, Mr. Drazba will serve as the Company’s principal accounting officer and principal financial officer for purposes of the Securities Exchange Act of 1934, as amended. Mr. Drazba will receive an annual salary of $285,000 and is eligible for a target bonus of 30% of his salary. In connection with his appointment as CFO, Mr. Drazba was granted options to purchase a total of up to 2,000,000 shares of the Company common stock, which options vest and become exercisable with respect to 500,000 shares on the first anniversary of his first day of employment (the “Grant Date”), with the remaining shares vesting ratably each month over the subsequent three years, such that all options will be fully vested on the four year anniversary of the Grant Date. Mr. Drazba’s options were granted outside of the Company’s 2007 Equity Incentive Plan (the “Plan”), but governed in all respects as if granted under the Plan.

Also on October 29, 2013, the board of directors of the Company appointed Steve Davis, Executive Vice President & Chief Operating Officer, to serve as principal accounting officer and principal financial officer for the fiscal quarter ended September 30, 2013, and until Mr. Drazba assumes those roles on November 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: November 1, 2013	By:	/s/ Stephen Davis
Stephen Davis
Executive Vice President, Chief Operating Officer